As filed with the Securities and Exchange Commission on September 17, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park,
Building No. 5, Haifa, Israel 3508409
Telephone: 011 972 74 710 8759

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

Telephone: (775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Howard E. Berkenblit, Esq.

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 17, 2025

PROSPECTUS

2,293,167 Common Shares

1,002,169 Common Shares Issuable Upon Exercise of Pre-Funded Warrants

130,152 Common Shares Issuable Upon the Exercise of Common Warrants

The selling shareholders identified in this prospectus may offer from time to time up to 3,425,488 of our common shares, $0.00001 par value per share, or the Common Shares, consisting of: (i) 2,293,167 Common Shares, (ii) 1,002,169 Common Shares issuable upon the exercise of pre-funded warrants, and (iii) 130,152 Common Shares issuable upon the exercise of warrants.

On January 23, 2025, we entered into a securities purchase agreement, or the Securities Purchase Agreement, relating to a private placement offering of (i) 1,383,948 Common Shares, (ii) pre-funded warrants to purchase up to 26,030 Common Shares, and (iii) warrants to purchase up to 84,599 Common Shares. On April 25, 2025, we entered into an amendment to the Securities Purchase Agreement, or the Amendment, pursuant to which we and Mr. Alexandre Weinstein, one of the selling shareholders and one of our directors, agreed to exchange 976,139 Common Shares for additional pre-funded warrants to purchase up to 976,139 Common Shares. The purchase price for each Common Share and underlying warrant was $4.61. On March 13, 2025, we and Pluri Biotech Ltd., a wholly owned subsidiary of ours, or, collectively, the Purchaser, entered into a share purchase agreement, or the Share Purchase Agreement, pursuant to which the Seller (as defined below) agreed to (i) sell to the Purchaser the Purchased Shares (as defined below), and (ii) transfer, assign and convey in favor of the Purchaser a convertible loan, reflecting a principal aggregate amount of $0.5 million (together with the Purchased Shares, the Purchased Interest). In consideration for the sale, transfer and conveyance of the Purchased Interests, the Company paid the Seller an aggregate purchase price of $4.5 million (on the date of the Term Sheet, as defined below), payable in 976,139 Common Shares of the Company. On February 3, 2025, the Company entered into a securities purchase agreement, or the Additional Securities Purchase Agreement, relating to a private placement of: (i) 759,219 Common Shares, and (ii) warrants to purchase up to 45,553 Common Shares. The purchase price for each Common Share and underlying warrant was $4.61.

On August 20, 2025, we entered into an agreement with HAS Innovations Trading LLC, or HAS, pursuant to which HAS agreed to provide us with strategic consulting services, pursuant to which we issued to HAS 150,000 Common Shares as part of the consideration for services to be rendered to us.

This prospectus describes the general manner in which the shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

We will not receive any proceeds from the sale of the shares by the selling shareholders; however, we will receive cash proceeds equal to the total exercise price of warrants and pre-funded warrants that are exercised for cash, or approximately $724,686, based on an exercise price of $5.568 per warrant and $0.00001 per pre-funded warrant, if all warrants and pre-funded warrants are exercised. See “Use of Proceeds.” We will pay the expenses of registering these Common Shares. The selling shareholders may sell all or a portion of the shares from time to time in market transactions through any market on which our shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Common Shares are traded on the Nasdaq Capital Market under the symbol “PLUR.” On September 16, 2025, the last reported sale price of our Common Shares on the Nasdaq Capital Market was $4.89 per share.

Investing in our Common Shares involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2025.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Shares offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Pluri Inc. and our wholly owned subsidiaries, Pluri Biotech Ltd., Pluristem GmbH and Coffesai Ltd., and our subsidiaries Ever After Foods Ltd. and Kokomodo Ltd., or Kokomodo, unless otherwise indicated or as otherwise required by the context.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 3,425,488 of our Common Shares, consisting of: (i) 2,293,167 Common Shares, (ii) 1,002,169 Common Shares issuable upon the exercise of pre-funded warrants, and (iii) 130,152 Common Shares issuable upon the exercise of warrants. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Shares. Before you decide to invest in our Common Shares, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference herein.

Our Company

We are a biotechnology company, leveraging our proprietary cell expansion platform to develop scalable, cell-based solutions across the healthcare, food, and agriculture sectors. Through a collaborative network of ventures, the Company is advancing a diverse pipeline of products and services, including cultivated food, regenerative medicine, and cell-based ingredients. We have developed a unique three-dimensional, or 3D, technology platform for cell expansion with an industrial-scale cell manufacturing facility operated in accordance with Good Manufacturing Practice standards, or GMP, currently on a self-declared basis. We are utilizing our technology across the field of regenerative medicine, immunotherapy, food tech, Contract Development and Manufacturing Organization, or CDMO, and AgTech, and plan to utilize it in industries and verticals that have a need for our mass scale and cost-effective cell expansion platform via partnerships, joint ventures, licensing agreements and other types of collaborations.

Corporate Information

Our address is MATAM Advanced Technology Park, Building No. 5, Haifa, Israel 3508409 and our telephone number is 011 972 74 710 7108600. Our corporate website is: www.pluri-biotech.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus may offer from time to time up to 3,875,488 of our Common Shares, consisting of: (i) 2,293,167 Common Shares, (ii) 1,002,169 Common Shares issuable upon the exercise of pre-funded warrants, and (iii) 130,152 Common Shares issuable upon the exercise of warrants. The selling shareholders may sell their Common Shares from time to time at prevailing market prices.

Common Shares Offered:	Up to 3,425,488 of our Common Shares, consisting of: (i) 2,293,167 Common Shares, (ii) 1,002,169 Common Shares issuable upon the exercise of pre-funded warrants, and (iii) 130,152 Common Shares issuable upon the exercise of warrants.

Common Shares Outstanding on September 16, 2025:	8,155,948

Use of Proceeds	We will not receive additional proceeds from the sale of the 3,425,488 Common Shares subject to resale by the selling shareholders under this prospectus; however, we will receive cash proceeds equal to the total exercise price of warrants and pre-funded warrants that are exercised for cash, or approximately $724,686, based on an exercise price of $5.568 per warrant and $0.00001 per pre-funded warrant, if all warrants and pre-funded warrants are exercised. See “Use of Proceeds.”

Risk Factors:	An investment in the Common Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol	Our Common Shares are listed on the Nasdaq Capital Market under the symbol “PLUR.”

Unless we indicate otherwise, all information in this prospectus supplement is based on 8,155,948 of our Common Shares outstanding as of September 16, 2025, and excludes:

●	123,841 Common Shares issuable upon exercise of outstanding share options under our Amended and Restated 2016 Equity Incentive Plan at a weighted average exercise price of $10.40, 125,000 of our Common Shares issuable upon exercise of outstanding stock options under our 2019 Equity Incentive Plan at a weighted average exercise price of $18.72, and 831 of our Common Shares issuable upon exercise of outstanding stock options under our 2005 Equity Incentive Plan at a weighted average exercise price of $0;

●	2,151,809 of our Common Shares issuable upon exercise of outstanding warrants and pre-funded warrants at a weighted average exercise price of $4.27 per share; and

●	564,564 shares of Common Stock issuable upon vesting of outstanding restricted stock, or RS, and restricted stock units, or RSUs.

RISK FACTORS

An investment in our Common Shares involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Shares. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Shares could decline as a result of any of these risks. You could lose all or part of your investment in our Common Shares. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive additional proceeds from the sale of the 3,425,488 Common Shares subject to resale by the selling shareholders under this prospectus; however, we will receive cash proceeds equal to the total exercise price of warrants or pre-funded warrants that are exercised for cash, or approximately $724,686, based on an exercise price of $5.568 per warrant and $0.00001 per pre-funded warrant, if all warrants and pre-funded warrants are exercised. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling shareholders.

SELLING SHAREHOLDERS

The Common Shares being offered by the selling shareholders listed below (or their successors and assigns) were issued pursuant to the Securities Purchase Agreement, the Amendment, the Share Purchase Agreement and the Additional Securities Purchase Agreement.

On January 23, 2025, we entered into the Securities Purchase Agreement with a company wholly owned beneficially by Mr. Weinstein, relating to a private placement offering of: (i) 1,383,948 Common Shares, (ii) pre-funded warrants to purchase up to 26,030 Common Shares, and (iii) common warrants to purchase up to 84,599 Common Shares. The purchase price for each Common Share and underlying warrant was $4.61. This offering closed on February 5, 2025, or the Closing Date. On April 25, 2025, we entered into the Amendment, pursuant to which we and Chutzpah Holdings Limited, or Chutzpah, a company wholly owned by Mr. Weinstein, agreed to exchange 976,139 Common Shares for additional pre-funded warrants to purchase up to 976,139 Common Shares. The gross proceeds to us from this offering were $6.5 million, which we are using for working capital and general corporate purposes.

The pre-funded warrants issued pursuant to the Securities Purchase Agreement were issued on the Closing Date, have an exercise price of $0.00001 per share, are exercisable at any time following the receipt of certain approvals from our shareholders, or the Shareholder Approval, required pursuant to Nasdaq Listing Rule 5635(d) and remain exercisable until exercised in full. The common warrants issued pursuant to the Securities Purchase Agreement were issued on the Closing Date, have an exercise price of $5.568 per share, are exercisable following the receipt of Shareholder Approval, and will be exercisable until June 30, 2028 (three years following the date of receipt of the Shareholder Approval). The additional pre-funded warrants were issued on April 28, 2025, and have the same terms as the pre-funded warrants issued on the Closing Date. The Shareholder Approval for the exercise of pre-funded warrants and common warrants was sought and obtained at our shareholder meeting held on June 30, 2025, or the 2025 Shareholder Meeting.

Other than obtaining the Shareholder Approval, there are no other contingencies or requirements necessary to permit the exercise of such pre-funded warrants, additional pre-funded warrants and warrants. Such pre-funded warrants, additional pre-funded warrants and warrants contain customary anti-dilution provisions and are subject to a 19.99% beneficial ownership limitation until the Shareholder Approval is obtained. Shareholder Approval for the exercise of the pre-funded warrants and common warrants was sought and obtained at our 2025 Annual Meeting on June 30, 2025.

On January 23, 2025, we entered into a binding term sheet, or the Term Sheet, for the purchase of certain shares representing approximately 79% of the equity of Kokomodo, an Israeli agtech company specializing in cultivated cacao production, for an aggregate purchase price of $4.5 million, payable in Common Shares. Following the execution of the Term Sheet, on March 13, 2025, the Purchaser entered into the Share Purchase Agreement, effective as of March 12, 2025, with Chutzpah and Plantae Bioscience Ltd., or Plantae, a corporation controlled by Mr. Weinstein, or, collectively, the Seller, pursuant to which, on April 28, 2025, the Seller sold to the Purchaser 400,000 ordinary shares and 175,000 preferred seed-1 shares, or the Purchased Shares, representing approximately 79% of the equity of Kokomodo, for an aggregate purchase price of $4.5 million (on Term Sheet date), payable in 976,139 Common Shares. Pursuant to the Share Purchase Agreement, the Seller also transferred, assigned and conveyed in favor of the Purchaser a convertible loan, pursuant to an assignment and assumption agreement, reflecting a principal aggregate amount of $0.5 million.

On February 3, 2025, the Company entered into the Additional Securities Purchase Agreement with Merchant Adventure Fund, L.P., an existing shareholder of ours, relating to a private placement offering of: (i) 759,219 Common Shares, and (ii) warrants to purchase up to 45,553 Common Shares. The purchase price for each Common Share and underlying warrant was $4.61. The warrants have an exercise price of $5.568 per share, can be exercisable immediately following the closing of such offering and will be exercisable for 3 years following such date. The warrants contain customary anti-dilution provisions. On March 19, 2025, this private placement offering closed, and the Company received gross proceeds in the amount of $3.5 million, which it intends to use for working capital and general corporate purposes.

On August 20, 2025, we entered into an agreement with HAS Innovations Trading LLC, or HAS, pursuant to which HAS agreed to provide us with strategic consulting services, pursuant to which we issued HAS 150,000 common shares as part of the consideration for services to be rendered to us.

The selling shareholders may sell all, some or none of their Common Shares in this offering. See “Plan of Distribution.” To our knowledge, except as set forth above and Mr. Weinstein’s service as one of our directors, the selling shareholders do not have, and has not had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates. The Selling Shareholder has purchased our securities in certain of our prior financing transactions and also participated in the transaction giving rise to this offering.

Any selling shareholder who is an affiliate of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders is an affiliate of a broker-dealer and there are no participating broker-dealers.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholder named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Common Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who are able to use this prospectus to resell the Common Shares registered hereby.

	Number of Common Shares Beneficially	Maximum Number of Common Shares to		Number of Common Shares Beneficially Owned Immediately After Sale of Maximum Number of Common Shares in this Offering
Name of Selling Shareholders	Owned Prior to Offering(1)	be Offered in this Offering		Number of Common Shares(1)(2)	Percentage of Class (1)(2)
Plantae Bioscience Ltd. (5)	452,702	452,702		-	-
Chutzpah Holdings Limited(6)	2,018,014	2,018,014	(3)	-	-
Merchant Adventure Fund L.P. (7)	1,324,730	804,772	(4)	565,511	6.9%
HAS Innovations Trading LLC (8)	150,000	150,000		-	-
Total	3,945,446	3,425,488		565,511

*	less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common Shares subject to warrants currently exercisable, or exercisable within 60 days of September 16, 2025, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder. Notwithstanding the foregoing, certain selling shareholder may not have voting or investment power over such shares, and therefore may not beneficially own such shares, due to their inability to exercise warrants and/or pre-funded warrant as a result of certain contractual beneficial ownership limitations contained therein.

(2)	Assumes all of the Common Shares offered are sold. Percentage ownership is based on 8,155,948 Common Shares issued and outstanding on September 16, 2025.

(3)	Consists of (i) 931,246 Common Shares and (ii) 1,086,768 Common Shares issuable upon the exercise of warrants and pre-funded warrants. The warrants are exercisable until June 30, 2028 (3 years following the receipt of the Shareholder Approval). The pre-funded warrants are exercisable until exercised in full.

(4)	Consists of (i) 759,219 Common Shares and (ii) 45,553 Common Shares issuable upon the exercise of warrants. The warrants are exercisable until March 19, 2028 (3 years following the closing date of the offering they were issued under). The warrants are subject to a beneficial ownership limitation of 4.99%, which is a contractual blocker that prevents the holder from exercising such warrants to the extent that, upon such exercise, the holder would beneficially own in excess of 4.99% of the outstanding Common Shares.

(5)	The securities are directly held by Plantae, an Israeli company, and may be deemed to be beneficially owned by Mr. Weinstein, who indirectly holds approximately 77% of Plantae and controls the right to vote and dispose of the securities. Mr. Weinstein disclaims beneficial ownership of the securities held by Plantae, except to the extent of his pecuniary interest in such securities. The address of Plantae is Plantae Bioscience Ltd., Lyfe B, 10th Floor, 5a HaYarkon St., Bnei Brak, Israel 5120125.

(6)	The securities are directly held by Chutzpah Holdings Limited, a Jersey Island company, and may be deemed to be beneficially owned by Mr. Weinstein, who indirectly holds 100% of Chutzpah, and controls the right to vote and dispose of the securities. Mr. Weinstein disclaims beneficial ownership of the securities held by Chutzpah, except to the extent of his pecuniary interest in such securities. The address of Chutzpah is 4th Floor, Liberation House, Castle Street, St. Helier, Y9, JE1 4HH.

(7)	The securities are directly held by Merchant Adventure Fund L.P., or Merchant, a Delaware limited partnership, and may be deemed to be beneficially owned by Mr. Matthew Zuck, who is the sole member of Merchant, and controls the right to vote and dispose of securities. The address of Merchant is c/o Merchant Adventure Fund L.P., 1620 Cowper St., Palo Alto, CA 94301.

(8)	The securities are directly held by HAS Innovations Trading LLC and may be deemed to be beneficially owned by Mr. Adam Savage, who controls the right to vote and dispose of the securities. The address of HAS is Salem Ahmad Abdulla bin Dasmal al Suwaidi Building, office 2-B29, Al Qouz 1, Dubai, UAE, P.O. BOX 213683.

We may require the selling shareholders to suspend the sales of the Common Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling shareholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the selling shareholder may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

We are registering the sale of 2,293,167 Common Shares, 1,002,169 Common Shares issuable upon the exercise of pre-funded warrants, and 130,152 Common Shares issuable upon the exercise of warrants offered under this prospectus on behalf of the selling shareholders. The selling shareholders, which, as used herein include donees, pledgees, transferees, or other successors-in-interest selling those Common Shares or interests in those Common Shares received after the date of this prospectus from the selling shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of the subject Common Shares on any stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the subject Common Shares owned by such shareholder and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the subject Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling shareholders to include the pledgee, transferee, or other successors in interest as a selling shareholders under this prospectus. The selling shareholders may use any one or more of the following methods when disposing of its shares pursuant to this prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	combination of any such methods of sale; or;

●	any other method permitted pursuant to applicable law

In connection with the sale of Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholders may also sell Common Shares short and deliver these securities to close out its short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

If the Common Shares are sold through broker dealers, the selling shareholders will be responsible for discounts or commissions or agent’s commissions. The aggregate proceeds to the selling shareholders from the sale of the Common Shares offered by it will be the purchase price of the Common Shares less discounts or commissions, if any. The selling shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering (although we will receive proceeds from the exercise of the warrants and pre-funded warrants under which the Common Shares being sold in this offering will be issued).

The selling shareholders may also resell all or a portion of the Common Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers, or agents that participate in the sale of our Common Shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling shareholders are deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the Common Shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a post-effective amendment to the registration statement that includes this prospectus or, to the extent permissible, in a supplement to this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Shares to be sold under this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholders and any other person participating in a distribution of the Common Shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares under this prospectus to engage in market-making activities with respect to the Common Shares.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the selling shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, has passed upon the validity of the Common Shares that may be offered hereby.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2025 (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1C to the financial statements) have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is https://pluri-biotech.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Shares offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to our Common Shares offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 17, 2025;

(2)	Our Current Reports on Form 8-K filed with the SEC on July 3, 2025, September 11, 2025, and September 12, 2025; and

(3)	The description of the Company’s Common Shares contained in the Registration Statement on Form 8-A filed with the Commission on December 10, 2007, under the Exchange Act, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2024, including any further amendment or report filed or to be filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the Common Shares to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person, including any beneficial owner, who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at MATAM Advanced Technology Park, Building No. 5, Haifa, 3508409, Israel, telephone number 011 972 74 710 7108600, Attention: Liat Zalts.

2,293,167 Common Shares

1,002,169 Common Shares Issuable Upon Exercise of Pre-Funded Warrants

130,152 Common Shares Issuable Upon the Exercise of Common Warrants

PROSPECTUS

      , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of approximate expenses to be incurred by us in connection with the distribution of the Common Shares registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$2,422.92
Legal fees and expenses	$25,000
Accounting fees and expenses	$3,000
Miscellaneous fees and expenses	$2,577.08
Total	$33,000

Item 15. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Nevada.  In addition, our Articles of Incorporation provide that a director or officer of the company shall not be personally liable to the company or our shareholders for damages for breach of fiduciary duty as a director or officer, but such statement shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the provisions described in this paragraph by shareholders of the company will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the company for acts or omissions prior to such repeal or modification.

Further, our Articles of Incorporation provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the company, or who is serving at the request of the company as a director or officer of another company, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification will be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the company. Such right of indemnification will not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under this paragraph above.

We entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

We have obtained directors and officers insurance for the benefit of our directors and officers.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Composite Copy of the Company’s Articles of Incorporation as amended on March 27, 2024 (incorporated by reference to Exhibit 3.3 of our quarterly report on Form 10-Q filed on May 9, 2024).
3.2	Amended and Restated By-Laws amended on September 10, 2020 (incorporated by reference to Exhibit 3.3 of our annual report on Form 10-K filed on September 10, 2020).
3.3	Articles of Merger between Pluristem Therapeutics Inc. and Pluri Inc. (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed on July 25, 2022).
3.4	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Pluri Inc. with the Secretary of State of the State of Nevada on March 27, 2024 (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed on April 1, 2024)
3.5	Certificate of Correction to the Certificate of Change, as filed by Pluri Inc. with the Secretary of State of the State of Nevada on March 28, 2024 (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K filed on April 1, 2024).
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of our current report on Form 8-K filed on January 29, 2025).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 of our current report on Form 8-K filed on January 29, 2025).
5.1*	Opinion of Sullivan & Worcester LLP
10.1	Binding Term Sheet (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on January 29, 2025)
10.2	Share Purchase Agreement, dated March 13, 2025 between the company, Pluri Biotech Ltd., and Chutzpah Holdings Limited and Plantae Bioscience (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on March 13, 2025)
10.3	Securities Purchase Agreement, dated January 23, 2025, between the Company and the purchaser identified thereto (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on January 29, 2025)
10.4	Securities Purchase Agreement, dated February 3, 2025, between the Company and the purchaser identified thereto (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on February 6, 2025).
10.5	Amendment to Securities Purchase Agreement, dated April 25, 2025, between the Company and Chutzpah Holdings Limited (incorporated by reference to Exhibit 10.3 of our quarterly report on Form 10-Q filed on May 13, 2025).
23.1*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page to this registration statement)
107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(C) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haifa, Israel on the 17 day of September 2025.

PLURI INC.

By:	/s/ Yaky Yanay
	Name:	Yaky Yanay
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Pluri Inc., a Nevada corporation, do hereby constitute and appoint Yaky Yanay and Liat Zalts, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Yaky Yanay	Chief Executive Officer, President and Director	September 17, 2025
Yaky Yanay	(Principal Executive Officer)

/s/ Liat Zalts	Chief Financial Officer and Treasurer	September 17, 2025
Liat Zalts	(Principal Financial and Accounting Officer)

/s/ Zami Aberman	Chairman of the Board of Directors	September 17, 2025
Zami Aberman

/s/ Rami Levi	Director	September 17, 2025
Rami Levi

/s/ Maital Shemesh-Rasmussen	Director	September 17, 2025
Maital Shemesh-Rasmussen

/s/ Alexandre Weinstein	Director	September 17, 2025
Alexandre Weinstein

/s/ Eitan Ajchenbaum	Director	September 17, 2025
Eitan Ajchenbaum

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